Exhibit 99.1

Talis Biomedical Announces First Quarter 2021 Financial Results and Business Progress

Conference call and webcast today at 4:30pm Eastern/1:30pm Pacific

MENLO PARK, Calif. – May 11, 2021 – Talis Biomedical Corporation (Nasdaq: TLIS), a company dedicated to developing innovative molecular diagnostic tests for infectious diseases at the point-of-care, today reported financial results and business progress for the first quarter ended March 31, 2021.

"The COVID-19 pandemic has dramatically increased demand for testing to diagnose infectious diseases in widely distributed locations. We believe that this is part of a broader transformational shift of diagnostic testing towards the point-of-care," said Brian Coe, Chief Executive Officer of Talis. "Our solution to meet this demand is Talis One™, a diagnostic testing platform enabling us to design and commercialize rapid, high quality multiplex assays to detect a wide-range of pathogens, beginning with COVID-19. Leveraging the recent completion of our successful initial public offering, we are well-positioned financially and operationally to help drive this transformation in how care is delivered."

Recent Highlights

•	Completed initial public offering raising approximately $232.5 million in net proceeds, after deducting underwriting discounts, commissions and offering expenses.
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Recorded net revenue of $7.0 million in the first quarter of 2021 from achievement of NIH Rapid Acceleration of Diagnostics (RADx) grant milestones, as compared to $0.4 million in the same period last year.

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On-track to complete a clinical validation study for Talis One COVID-19 assay in a point-of-care environment to support an Emergency Use Authorization application submission to the FDA in the second quarter of 2021.

•	Strengthened the Board of Directors with the appointment of industry veteran Jeryl Hilleman. Ms. Hilleman will serve as Chair of the Audit Committee.
•	Signed leases in Redwood City, CA and Chicago, IL to support continued growth and expansion.

First Quarter 2021 Financial Results

Revenue was $7.0 million for the first quarter of 2021, as compared to $0.4 million in the same period last year. The increase in revenue was primarily driven by meeting milestones of the RADx grant.

Operating expenses were $67.5 million in the first quarter of 2021, compared to $7.8 million in the same period in 2020. The increase in operating expenses was primarily driven by investments in manufacturing scale-up and commercial readiness to support the Talis One launch.

Net loss was $60.5 million for the first quarter of 2021, compared to $7.4 million for the same period in 2020.

Unrestricted cash on March 31, 2021 was $348.0 million, and restricted cash was $34.7 million. On February 17, 2021, Talis Biomedical completed its initial public offering raising approximately $232.5 million in net proceeds, after deducting underwriting discounts, commissions and offering expenses.

Conference Call and Webcast Details

The company will host a live conference call and webcast to discuss these results and provide a corporate update on Tuesday, May 11, 2021, at 4:30 PM ET / 1:30 PM PT.

To participate in the call, please dial (833) 715-1329 (domestic) or (430) 755-1933 (international) and provide conference ID 7657867. The live webcast will be available on the News & Events page of the investors section of Talis Biomedical’s website at www.talisbio.com.

About Talis Biomedical

Talis is dedicated to transforming diagnostic testing by developing and commercializing innovative products that are designed to enable accurate, low cost, and rapid molecular testing for infectious diseases at the point-of-care. The company is developing the Talis One, a compact, sample-to-answer, cloud-enabled, molecular diagnostic platform. For more information, visit www.talisbio.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or other words that convey uncertainty of future events or outcomes can be used to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding timing to complete the clinical validation study of the Talis One COVID-19 test kit and submission of an EUA to the FDA; our plans to commercialize Talis One; and our ability to grow and expand our business.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the impact to our business of the ongoing COVID-19 pandemic, including any impact on our ability to market our products, demand for our products due to deferral of procedures using our products or disruption in our supply chain, our ability to achieve or sustain profitability, our ability to gain market acceptance for our products and to accurately forecast and meet customer demand, our ability to compete successfully, our ability to enhance our product offerings, development and manufacturing problems, capacity constraints or delays in production of our products, maintenance of coverage and adequate reimbursement for procedures using our products, product defects or failures. These and other risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Talis assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Contact

Media & Investors
Emily Faucette
efaucette@talisbio.com
415-595-9407

Talis Biomedical

Consolidated Balance Sheet

(In thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash	$348,012	$138,483
Restricted cash	34,650	34,650
Grants receivable	—	238
Unbilled grants receivable	—	233
Prepaid research and development expenses	5,212	12,014
Prepaid expenses and other current assets	3,448	3,106
Total current assets	391,322	188,724
Property and equipment, net	9,712	9,114
Operating lease right-of-use-assets	400	567
Other long term assets	1,748	—
Total assets	$403,182	$198,405
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$10,826	$4,906
Accrued compensation	4,835	2,738
Accrued expenses and other current liabilities	30,697	7,694
Current operating lease liabilities	491	693
Total current liabilities	46,849	16,031
Commitments and contingencies (Note 5)
Convertible preferred stock, $0.0001 par value—no shares authorized as of March 31, 2021 and 229,296,908 shares authorized as of December 31, 2020; no shares issued and outstanding as of March 31, 2021 and 53,509,351 shares issued and outstanding as of December 31, 2020; no aggregate liquidation preference of as of March 31, 2021 and $475,617 as of December 31, 2020	—	290,945
Stockholders’ equity (deficit):
Series 1 convertible preferred stock, $0.0001 par value—60,000,000 and 57,324,227 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 29,863,674 and no Series 1 convertible preferred stock issued and outstanding as of March 31, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $3 as of March 31, 2021 and none as of December 31, 2020	3	—
Common stock, $0.0001 par value; 200,000,000 and 230,000,000 shares authorized at March 31, 2021 and December 31, 2020, respectively; 25,637,581 and 2,126,254 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	2	—
Additional paid-in capital	589,726	64,335
Accumulated deficit	(233,398)	(172,906)
Total stockholders’ equity (deficit)	356,333	(108,571)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$403,182	$198,405

Talis Biomedical

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Grant revenue	$7,000	$399
Operating expenses:
Research and development	60,193	5,714
Selling, general and administrative	7,327	2,080
Total operating expenses	67,520	7,794
Loss from operations	(60,520)	(7,395)
Other income:
Other income, net	28	21
Total other income, net:	28	21
Net loss and comprehensive loss	$(60,492)	$(7,374)
Net loss per share, basic and diluted	$(4.61)	$(3.49)
Weighted average shares used in the calculation of net loss per share, basic and diluted	13,110,713	2,115,770